UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	52-2284372 (I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois (Address of Principal Executive Offices)	60015 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.375% Notes due 2021	The Nasdaq Stock Market LLC
1.000% Notes due 2022	The Nasdaq Stock Market LLC
1.625% Notes due 2023	The Nasdaq Stock Market LLC
1.625% Notes due 2027	The Nasdaq Stock Market LLC
2.375% Notes due 2035	The Nasdaq Stock Market LLC
4.500% Notes due 2035	The Nasdaq Stock Market LLC
3.875% Notes due 2045	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

2.375% Notes due 2021

Mondelēz International, Inc., a Virginia corporation (the “Company”), issued its 2.375% Notes due 2021 (the “2021 Notes”) under the Indenture dated as of October 17, 2001, between the Company and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as trustee (a copy of which is incorporated herein by reference to Exhibit 4.1 hereto), as supplemented by a Supplemental Indenture, dated December 11, 2013, by and among the Company, Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg S.A. (a copy of which is incorporated by reference to Exhibit 4.2 hereto).

The description under the heading “Description of Notes” relating to the 2021 Notes in the Prospectus Supplement dated December 4, 2013 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated February 28, 2011 included in the Company’s Registration Statement on Form S-3, File No. 333-172488, filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2011, is incorporated herein by reference. The Form of 2021 Notes is incorporated herein by reference to Exhibit 4.3 hereto.

1.000% Notes due 2022

The Company issued its 1.000% Notes due 2022 (the “2022 Notes”) under the Indenture dated as of March 6, 2015 (the “2015 Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (a copy of which is incorporated herein by reference to Exhibit 4.4 hereto), as supplemented and modified in respect of the 2022 Notes by an officers’ certificate of the Company under Section 301 of the 2015 Indenture (a copy of which is incorporated by reference to Exhibit 4.5 hereto).

The description under the heading “Description of Notes” relating to the 2022 Notes in the Prospectus Supplement dated February 25, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated March 5, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014, is incorporated herein by reference. The Form of 2022 Notes is incorporated herein by reference to Exhibit 4.6 hereto.

1.625% Notes due 2023

The Company issued its 1.625% Notes due 2023 (the “2023 Notes”) under the 2015 Indenture (a copy of which is incorporated herein by reference to Exhibit 4.4 hereto), as supplemented and modified in respect of the 2023 Notes by an officers’ certificate of the Company under Section 301 of the 2015 Indenture (a copy of which is incorporated by reference to Exhibit 4.7 hereto).

The description under the heading “Description of Notes” relating to the 2023 Notes in the Prospectus Supplement dated January 13, 2016 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated March 5, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014, is incorporated herein by reference. The Form of 2023 Notes is incorporated herein by reference to Exhibit 4.8 hereto.

1.625% Notes due 2027

The Company issued its 1.625% Notes due 2027 (the “2027 Notes”) under the 2015 Indenture (a copy of which is incorporated herein by reference to Exhibit 4.4 hereto), as supplemented and modified in respect of the 2027 Notes by an officers’ certificate of the Company under Section 301 of the 2015 Indenture (a copy of which is incorporated by reference to Exhibit 4.9 hereto).

The description under the heading “Description of Notes” relating to the 2027 Notes in the Prospectus Supplement dated February 25, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated March 5, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014, is incorporated herein by reference. The Form of 2027 Notes is incorporated herein by reference to Exhibit 4.10 hereto.

2.375% Notes due 2035

The Company issued its 2.375% Notes due 2035 (the “March 2035 Notes”) under the 2015 Indenture (a copy of which is incorporated herein by reference to Exhibit 4.4 hereto), as supplemented and modified in respect of the March 2035 Notes by an officers’ certificate of the Company under Section 301 of the 2015 Indenture (a copy of which is incorporated by reference to Exhibit 4.11 hereto).

The description under the heading “Description of Notes” relating to the March 2035 Notes in the Prospectus Supplement dated February 25, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated March 5, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014, is incorporated herein by reference. The Form of March 2035 Notes is incorporated herein by reference to Exhibit 4.12 hereto.

4.500% Notes due 2035

The Company issued its 4.500% Notes due 2035 (the “December 2035 Notes”) under the 2015 Indenture (a copy of which is incorporated herein by reference to Exhibit 4.4 hereto), as supplemented and modified in respect of the December 2035 Notes by an officers’ certificate of the Company under Section 301 of the 2015 Indenture (a copy of which is incorporated by reference to Exhibit 4.13 hereto).

The description under the heading “Description of Notes” relating to the December 2035 Notes in the Prospectus Supplement dated November 17, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated March 5, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014, is incorporated herein by reference. The Form of December 2035 Notes is incorporated herein by reference to Exhibit 4.14 hereto.

3.875% Notes due 2045

The Company issued its 3.875% Notes due 2045 (the “2045 Notes”) under the 2015 Indenture (a copy of which is incorporated herein by reference to Exhibit 4.4 hereto), as supplemented and modified in respect of the 2045 Notes by an officers’ certificate of the Company under Section 301 of the 2015 Indenture (a copy of which is incorporated by reference to Exhibit 4.15 hereto).

The description under the heading “Description of Notes” relating to the 2045 Notes in the Prospectus Supplement dated February 25, 2015 and under the heading “Description of Debt Securities” in the accompanying Prospectus dated March 5, 2014 included in the Company’s Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014, is incorporated herein by reference. The Form of 2045 Notes is incorporated herein by reference to Exhibit 4.16 hereto.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits for Form 8-A, copies of all constituent instruments defining the rights of the holders of each class of debt securities described in Item 1 herein are filed as exhibits hereto.

Exhibit Number	Description

4.1	Indenture, dated October 17, 2001, between Mondelēz International, Inc. and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York and The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3, File No. 333-86478, filed with the Commission on April 18, 2002).

4.2	Supplemental Indenture, dated December 11, 2013, by and among Mondelēz International, Inc., Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg S.A. (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on December 11, 2013).

4.3	Form of 2.375% Notes due 2021 (incorporated by reference to Exhibit 4.4 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on December 11, 2013, which is included in the Supplemental Indenture filed as Exhibit 4.2 thereto).

Exhibit Number	Description

4.4	Indenture, dated March 6, 2015, between Mondelēz International, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3, File No. 333-194330, filed with the Commission on March 5, 2014).

4.5	301 Officers’ Certificate, dated March 6, 2015 (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.6	Form of 1.000% Notes due 2022 (incorporated by reference to Exhibit 4.3 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.7	301 Officers’ Certificate, dated January 21, 2016 (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on January 21, 2016).

4.8	Form of 1.625% Notes due 2023 (incorporated by reference to Exhibit 4.3 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on January 21, 2016).

4.9	301 Officers’ Certificate, dated March 6, 2015 (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.10	Form of 1.625% Notes due 2027 (incorporated by reference to Exhibit 4.4 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.11	301 Officers’ Certificate, dated March 6, 2015 (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.12	Form of 2.375% Notes due 2035 (incorporated by reference to Exhibit 4.5 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.13	301 Officers’ Certificate, dated November 25, 2015 (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on November 25, 2015).

4.14	Form of 4.500% Notes due 2035 (incorporated by reference to Exhibit 4.3 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on November 25, 2015).

4.15	301 Officers’ Certificate, dated March 6, 2015 (incorporated by reference to Exhibit 4.2 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

4.16	Form of 3.875% Notes due 2045 (incorporated by reference to Exhibit 4.6 to Mondelēz International, Inc.’s Current Report on Form 8-K filed with the Commission on March 6, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Jeffrey S. Srulovitz
	Name:	Jeffrey S. Srulovitz
	Title:	Vice President and Chief of Global
Governance and Corporate Secretary

Date: February 25, 2019

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